UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022
________________________
BALLY'S CORPORATION

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.
On February 17, 2022, Bally’s Corporation (“Bally’s”) and certain of its subsidiaries entered into an amended and restated regulatory agreement with the Rhode Island Department of Business Regulation and the Division of Lotteries of the Rhode Island Department of Revenue, which replaces the prior regulatory agreement among the parties (previously included as an exhibit to Bally’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020). Subsidiaries of Bally’s also entered into amendments to the Master Video Lottery Terminal Contracts, dated July 18, 2005 and November 23, 2005, in each case with the Division of Lotteries of the Rhode Island Department of Revenue.

The amended and restated regulatory agreement and the amendments to the master video lottery terminal contracts reflect legislative changes enacted in 2021 that authorized and directed State of Rhode Island regulators to amend the prior agreements to, among other things, authorize the creation of the previously announced video lottery terminal joint venture between Bally’s and International Gaming Technology PLC, require Bally’s to make certain investments in connection with the joint venture and otherwise (including $100 million in Rhode Island by June 30, 2043) and modify certain limitations in the regulatory agreement applicable to Bally’s without prior regulatory approval. The modifications made include, among others, increasing the maximum leverage ratio applicable to Bally’s, clarifying that operating leases under sale-leaseback financings are not indebtedness for purposes of the leverage ratio calculation and updating the reporting and other administrative provisions to reflect Bally’s increased size following recent acquisition activity.

The amended and restated regulatory agreement and the amendments to the master video lottery terminal contracts are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1#
Amended and Restated Regulatory Agreement, dated February 17, 2022, by and among the Rhode Island Department of Business Regulation, the Division of Lotteries of the Rhode Island Department of Revenue, Bally’s Corporation, Twin River Management Group, Inc., UTGR, Inc. and Twin River-Tiverton, LLC

10.2	Eighth Amendment to UTGR Master Video Lottery Terminal Contract, dated February 17, 2022, by and between the Division of Lotteries of the Rhode Island Department of Revenue and UTGR, Inc.
10.3	Eighth Amendment to TRT Master Video Lottery Terminal Contract, dated February 17, 2022, by and between the Division of Lotteries of the Rhode Island Department of Revenue and Twin River-Tiverton, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	As permitted under Item 601(a)(5) of Regulation S-K, the exhibits to this exhibit are omitted from this filing. Bally's agrees to furnish a supplemental copy of any omitted exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: February 24, 2022